                                                                       Exhibit A
                          NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT

                                       Three               Twelve
                                    Months Ended        Months Ended
                                 December 31, 2000    December 31, 2000
                                -------------------  -------------------

                                        Actual             Actual
                                -------------------  -------------------

Operating Revenues                  $ 48,186,347       $ 152,940,558
                                   --------------     ---------------

Operating Expenses:

Purchased Gas                         43,188,160         154,139,544
Purchased Electric                       568,585           2,068,018
Operation                              1,899,655           5,675,634
Depreciation, Depletion
   & Amortization                         59,643             215,723
Franchise & Other Taxes                   55,072             371,744
                                   --------------     ---------------
                                      45,771,115         162,470,663

                                   --------------     ---------------

Operating Income (Loss)                2,415,232          (9,530,105)
                                   --------------     ---------------

Interest Income                          195,835             740,298
Interest Expense                         659,256           1,393,828
                                   --------------     ---------------

Net Income (Loss) Before Taxes         1,951,811         (10,183,635)
                                   --------------     ---------------

Income Taxes:

Federal                                  519,570          (2,010,226)
State                                      8,605             (61,000)
Deferred                                  80,038          (1,683,482)
                                   --------------     ---------------
                                         608,213          (3,754,708)
                                   --------------     ---------------

Net Income (Loss)                     $1,343,598         $(6,428,927)
                                   ==============     ===============